Form C

Cover Page

Name of issuer:

Retaggio's, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: AL

Date of organization: 2/21/2017

Physical address of issuer:

1394 Dug Hill Road
Brownsboro AL 35741

Website of issuer:

http://www.retaggiohsv.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

9,303

Price:

$10.75000

Method for determining price:

Pro-rated portion of the total principal value of $100,007.25; interests will be sold in increments of $10.75; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,007.25

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$199,950.00

Deadline to reach the target offering amount:

9/1/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$740.00	$0.00
Cash & Cash Equivalents:	$740.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$5,299.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($5,173.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Retaggio's, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
William Madison "Matt" Fowler	CEO	Solid Earth	2017
Rahul Arora	Principal	TMRA Consulting Inc	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Madison "Matt" Fowler	President	2017
William Madison "Matt" Fowler	Secretary	2017
William Madison "Matt" Fowler	Director	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
William Madison "Matt" Fowler	30700	50.0
Rahul Arora	30700	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

THE SHARES OF COMMON STOCK (THE "SHARES") OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, ARE HIGHLY SPECULATIVE IN NATURE, AND INVOLVE A SUBSTANTIAL RISK OF LOSS OF A SUBSCRIBER'S TOTAL INVESTMENT IN RETAGGIO'S, INC. (THE "COMPANY"). MANY RISKS ARE BEYOND THE CONTROL OF RETAGGIO'S, AND MANY REPRESENT CONTINGENCIES THAT CANNOT BE RELIABLY ESTIMATED. THE PURCHASE OF THE SECURITIES BEING OFFERED IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT AND CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY WEIGH THE RISK FACTORS INHERENT IN AND APPLICABLE TO THE BUSINESS OF THE COMPANY AND OTHER RISK FACTORS, WHICH INCLUDE, BUT ARE NOT NECESSARILY LIMITED TO, THE FOLLOWING.

No Operating History. The Company has only recently been formed for the purpose of starting a restaurant. Therefore, the Company has no operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct the day to day operations of a restaurant.

Uncertain Future Performance. As the Company begins its operations and the development of a restaurant in a new location, the Company may experience unforeseen expenses and difficulties, complications and delays that prevent the Company from reaching its goals and from being financially successful. There can be no assurance that the Company will be a success or that it will generate sufficient revenues to result in profitability. Many factors could cause the Company not to be a success, such as down-turns in the local economy, the ability to finalize the buildout of the restaurant at the desired location, the ability to attract qualified employees, rising labor costs, rising food costs, poor food quality or safety and various other factors, some of which are outlined below. The Company and its directors and officers, may have no control over some of the factors which will determine the success or lack of success of the Company.

Intense Competition. The Company plans to operate in the highly competitive retail food and beverage industry. While the Company intends for its products to be in demand, many of its competitors may have substantially greater financial resources than the Company. Additionally, there are additional competitors coming into the Huntsville restaurant market on a regular basis. There can be no assurance that the Company will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations.

Lack of Significant Working Capital. Unforeseen expenses and other problems may cause the Company to require more working capital than currently anticipated. If additional capital is needed, there can be no assurance that the Company will be able to raise the necessary capital. In the absence of sufficient working capital, the Company may be forced to terminate its operations or to revise its business strategies. The Company may have less capital than some other companies in competition with it, and accordingly, the Company may be unable to successfully compete with such companies.

The Company may need to resort to the issuance of additional equity or other securities, which, if the Company is able to successfully issue, could result in dilution of each Investor.

Economic Conditions. An investment in the Shares will be exposed to the risks inherent in the changes in national or local economic conditions and changes in the demand for the Company's products.

Restaurant Risks. Restaurants are traditionally risky businesses to start, own and operate. Adverse publicity concerning retail food and beverage industry and the business could damage the Company's brand and negatively affect the success of the business. The Company will also have the risk of serving alcoholic beverages. The Company will be subject to alcoholic beverage control regulations that will govern providing such beverages to the public. Any failure to comply with such laws and regulations could have an immediate and detrimental impact on the business. Additionally, the Company will be subject to state "dram shop" laws, which generally allow a person to sue the Company if

that person was injured by an intoxicated person who was wrongfully served alcoholic beverages at the Company's establishment. The location of a restaurant can help determine its success. The failure of the Company to be in a good location can impact the ability to attract customers.

Employees. The success of the Company is dependent upon its ability to attract and maintain a qualified employees at a reasonable rate of compensation. The Company's competitors may offer better compensation and benefits that could increase competition in recruiting and maintaining a cost effective workforce for the Company. The Company's success will also depend largely on the ability to maintain one or more appropriate managers for the restaurant. The loss of services of a manager could adversely affect the Company's performance.

Casualty Losses. The Company will use commercially reasonable efforts to maintain comprehensive insurance on its assets to protect against personal injury and fire and theft. However, there can be no assurance that all of its assets will be adequately insured. There are certain types of losses (generally of a catastrophic nature) that are either uninsurable or not economically insurable. To the extent that insurance is not adequate to any losses sustained by the Company or for which the Company is responsible, the Company's assets and financial position would be materially adversely affected in the event of such a loss.

Forward-Looking Statements. Certain statements set forth in the documents being provided as part of this Offering constitute "forward-looking statements." Such statements are generally identifiable by the terminology used such as "plan," "expect," "estimate," "budget" or similar words. Examples of forward-looking statements include, but are not limited to (i) projections of revenues, income, loss, earnings, capital expenditures, budgets, and other financial items, (ii) statements of the plans and objectives of the Company or its management, or estimates or predictions of actions by third parties, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about the Company or its business.

Forward-looking statements are beyond the ability of the Company to control and in many cases the Company cannot predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. The achievement of results or other expectations contained in such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievement described to be materially different from any actual future results, performance or achievement expressed or implied by such forward-looking statements. The Company does not plan to issue any updates or revisions to those forward-looking statements if or when their expectations, or events, conditions or circumstances on which such statements are based occur or change.

No Employees. The company currently does not have any employees, either full time or part time. The current officers and directors of the company will not be actively working at the restaurant.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,007**

Use of Proceeds: Buildout of the interior. Decoration. Equipment. Tables chairs, etc.

If we raise: **$199,950**

Use of Proceeds: Buildout of the interior. Decoration. Equipment. Tables chairs, etc. Onboarding of employees, training, etc.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement

again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Entity
Retaggio's, Inc., an Alabama corporation

Intermediary
Wefunder Portal LLC

Amount to be Raised
$199,950

Valuation Pre-Money
$600,050

Post-Money
$800,000

Type of Securities Offered
Common Stock

Number of Shares Offered
18,600 shares (18.6% of authorized shares and approximately 23.25% of shares outstanding if all shares are purchased)

Price Per Share
$10.75

Minimum Amount Required to Close
$100,007.25

Maximum Amount by any Investor In any 12-month period an Investor may not invest through crowdfunding an amount exceeding either (i) the greater of $2,000 or 5% of the lesser of annual income or net worth if either is less than $100,000, or (ii) 10% of the lesser of annual income or net worth, but not more than $100,000, if both are at least $100,000.

Other Requirements of Investors
NA.

Costs and Expenses
The Company shall pay for the Company's legal costs associated with executing this investment transaction. All Investors shall pay for their legal costs associated with evaluating this transaction.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Voting rights limited to major investors. The Investor agrees to take any and all actions determined by the Board in good faith to be advisable to reorganize the Stock Purchase Agreement and any shares of the Stock issued pursuant to the terms of the Agreement into a special-purpose vehicle or other entity designed to aggregate the interests of holders of the Stock.
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **Retaggio's, Inc.** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	100,000	61,400	Yes	No
Debt Securities				No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	20,000
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Unless an Investor is a Major Investor, pursuant to the Stock Purchase Agreement for the Common Stock, the holder of shares of the Common Stock is deemed to have granted a proxy to the President of the Corporation. The President is to vote the shares in the same manner as the Major Investors and other non-investors vote their shares of the Common Stock.

For Investors holding no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

For the securities being offered, unless an Investor is a Major Investor, pursuant to the Stock Purchase Agree for the Common Stock, the holder of shares of the Common Stock is deemed to have granted a proxy to the President of the Corporation. The President is to vote the shares in the same manner as the Major Investors and other non-investors vote their shares of the Common Stock.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

No debt outstanding.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. Retaggio is a new-to-market upscale Italian Restaurant founded on the restaurant knowledge and experience of Chef Lee Gregory (Executive Chef), Missy Davis (Director of Operations), Matt Fowler (Managing Partner), and Rahul Arora (Director). The feel and image of Retaggio is to have very traditional Italian dishes made with homemade pasta, fresh Gulf seafood, and homemade sauces – while staying very modern and current in design and style. The Huntsville market has no local, authentic Italian Restaurant. With so many new residents now walkable to our proposed downtown site, we believe that the timing and market is prime for us to enter the area. Retaggio is plan to open for business in the Spring of 2018.

Revenue. Based on market research, we have found that the average full-service restaurant in Downtown Huntsville are currently averaging around $650-700/sf/year. Adding these data to data from our other projects, we have a good picture of the market.

The management team has collectively started seven (7) hospitality businesses in the past six years years. Based on our track record, popularity and awards, we believe that our concept is strong and will produce sufficient revenue to sustain the business for years.

Expenses
We are planning for the following upcoming expenses:
Buildout - $250,000 for the buildout from the landlord.
Food Services Equipment (FSE): $80,000.
Professional fees - $3,000 - $5,000 / month until we open next year.
Rent - $0 right now, but will be an ongoing expense when the restaurant opens.

Liquidity. Since we are a start-up, we have limited cash or cash equivalents other than our initial investment. We have no accounts receivables, or cash flows to report. As of February 28, 2017 – there was $740.00 in the bank account.
We expect that the proceeds of this offering will create sufficient liquidity to finish all the tenant improvements, train our staff, and allow us to complete the interior according to Chef Lee's specifications. Although the proceeds of this offering are not necessary to the viability of our business, it provides an effective way to bring the community into the business.

Cash on Hand / Burn Rate

As of February 28, 2017 – there was $740.00 in the bank account.
Current Burn Rate is around $3000 - $5000 per month.

We have the capacity to self-finance our operations if minimum capital requirements per this offering are not met.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.retaggios.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Retaggio Common Stock Purchase Agreement

Appendix C: Financial Statements & Tax Returns

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Rahul Arora
William Madison "Matt" Fowler

INVEST IN RETAGGIO

Italian restaurant in downtown Huntsville, AL from James Beard semi-finalist

"Two successful local restaurateurs have teamed up with a James Beard semi-finalist chef to create a world class Italian restaurant in downtown Huntsville, AL. We've secured a prime location next to five new hotels and two new apartment buildings. We're serving high quality Italian cuisine, inspired by Florence, Tuscany and Bologna. It'll be fast, casual for lunch, and a white tablecloth eatery for dinner. Retaggio opens doors Spring 2018 and we want all of Huntsville to be part of the journey.



Rahul Arora
DEVELOPER / DIRECTOR, RETAGGIO


FOLLOW US FOR UPDATES
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$0
raised of $100K goal
$100 min
Wefunder Portal LLC
INVEST

Buy Stock

$600,050 pre-money valuation | **$10.75**/share | Common Stock

If you invest, you're betting the company will be worth more than $600,050 in the future.

INVEST $25,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$2,500+ Investors will receive an Owner's Card that owners may present for discounts, special events and other special.

$5,000+ Investors will receive the Owner's Card and membership in the Retaggio Wine Club. Wine Club benefits will include a special Member's Only Wine List and other benefits.

$10,000+ Investors will receive the Owner's Card, the Wine Club and a private dinner at the Restaurant once annually on a mutually agreeable date.

OUR AMBITION

Downtown Huntsville is blossoming, and we want Retaggio to be the centerpiece of this resurgence: a place where families, young professionals, and tourists gather daily. Located next to a future Starbucks and beneath Huntsville's first rooftop bar, Retaggio will soon be a staple in the community like our other restaurants: OTBX, Original Public House, and Beauregard. With Chef Lee Gregory's help, Retaggio will grow into a culinary destination famous for simple, award-winning Italian.

KEY FACTS

- First Italian restaurant in downtown Huntsville
- Next to 5 hotels, four more under construction and 637 apartment units
- James Beard Award semi-finalist Chef Lee Gregory has crafted our menu
- Raising the bar with Mediterranean inspired, fresh, simple cuisine
- Doors open Spring 2018

from Brownsboro AL

The Roosevelt, Richmond, VA - 100 Best Restaurants in the South - Southern Living

February 28, 2017

What To Order: Anything. I know that's an easy out, but at this restaurant I really mean it. Chef Lee Gregory diligently executes dishes that both nourish and ins

30. The Roosevelt Richmond - South's Best Bars - Southern Living

February 28, 2017

The very definition of quintessential Southern charm, The Roosevelt is Richmond's answer to the craft cocktail movement. This is a place where you ought to feel perf

The 8 Best Cocktail Bars in the South: New Orleans, Charleston, and More

February 28, 2017

Cask and Larder, located in an old feed store-turned-tavern in Winter Park, Florida, takes its mission as a Southern public house seriously. Cask and Larder features an inventive cocktail program that plays on classic tastes.

Made in Virginia: Flavors only found in Richmond

September 28, 2015

Have you been to Richmond, Va. recently? Arrive hungry. Virginia's capital has long been a destination for good grub, and in recent years, the dining scene has catapulted onto the national stage. Beyond salty ham biscuits, pimento cheese and other classic

James Beard Awards 2015 Restaurant & Chef Semifinalists

February 18, 2015

The full list.

The 13 Best Restaurants in the South

February 2, 2015

There is no better region to eat in than the South. Am I biased? Yes. Do I care? No. And you won't either once you see what these hyper-talented, uber-creative chefs are doing all over the South, from reinventing Southern cuisine in Charleston to recreating

2014 Washington, D.C. Area Rising Star Chef Lee Gregory of The Roosevelt | StarChefs.com

December 1, 2014

South Carolina native and adopted son of Virginia Lee Gregory got his culinary start like many young cooking bucks, working an internship. In Gregory's case, it happened to be with Richmond Chef Dale Reitzer of Acacia, who not only taught him a love and

The Best Bars in America, 2014

May 27, 2014

When I walk into the ramshackle, Repeal-era Blue Moon, a Hot Tuna live album is playing. I'm 53 years old, and so I remember Hot Tuna. Couple guys from Jefferson Airplane riffing fuzzily and lengthily away on old blues and ragtime standards, electric

2014 Best of Richmond

May 20, 2014

Goods and Services Arts and Culture Food and Drink People and Places Click on a section and then choose a category to the left to browse the winner database. ------ Survey Methodology The 2014 Style Weekly Readers' Poll was open to anyone with

The 30 places to eat in Virginia before you die

March 31, 2014

Editor's note: This story originally was published in 2014; a few restaurants have closed. Never eat anything bigger than your head. Or so the adage goes. We ignored that advice. We ate the state. A year ago, with pens poised over the contract to write

Best Richmond Chef
February 28, 2014

Comfort, 200 W. Broad St., 780-0004, comfortrestaurant.comPasture, 416 E. Grace St., 780-0416, pasturerva.com Second Place: Lee Gregory, the Roosevelt Third Place: Joe Sparatta, Heritage Jason Alley is the chef who's been bringing destination

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January 30, 2014

The third annual Elby Awards ceremony, the Oscars of Richmond dining, went down Sunday night, and it was a night of emotional speeches and lots of celebration. Richmond Magazine food editor Brandon Fox and contributor Jason Tesauro emceed

Tap Into the New South in Richmond
August 28, 2013

Reserve a table well in advance for the Roosevelt , restaurateur Kendra Feather's perennially packed, modern Southern gastropub that opened a year ago in the emerging Church Hill neighborhood. Try Southern-inflected dishes like chicken-fried

2013 James Beard Foundation Restaurant and Chef Award Semifinalists Out - Richmond Chef on List
February 19, 2013

The semifinalists for the James Beard Foundation Restaurant and Chef Awards are out and one Richmond chef made the list - Lee Gregory of The Roosevelt! The James Beard Foundation Awards are the biggest restaurant awards in the country.

2012 Restaurant of the Year: the Roosevelt
March 13, 2012

It may have been open only eight months, but so much has been said about this simple dining room with bar in Church Hill that it seems embedded in the city's restaurant memory. The Roosevelt starts with a great typeface - hip historicism in

LIVE Q&A with Wefunder and Retaggio Founders

Watch Regulation Crowdfunding's first LIVE, real-time fundraising event.


Tomorrow at 5:00pm
Wefunder plans to go live.
Refresh this window at the scheduled time to watch the video.

Delicious Italian in the Heart of Huntsville

On the corner of Holmes and Spragins underneath a rooftop bar.

We've secured the perfect location: 3,200 square feet in the center of downtown Huntsville. We also teamed up with three time James Beard semi-finalist chef Lee Gregory to craft a mediterranean-inspired menu of simple, mouthwaterig Italian unlike anything in the community so far. Our strategy is to do fast-casual Italian at lunchtime, then transition to fine dining during dinner.


Traylor Island
Lincoln St NE
Holmes Ave NE
Steele St NE
Clinton Ave E
Randolph Ave SE
Dallas Ave NW
Church St NW
Jefferson St N
Washington St NE
RETAGGIO
Randolph Ave SE
Lincoln St SE
Eustis Ave SE
Greene St SE
White Cir SE
Echols Ave SE
Huntsville Utilities
McClung Ave SE
Adams St SE
Gates Ave SE
Williams Ave SE
Madison St SE
Big Spring International Park
Clinton Ave W
Monroe St NW
Pollard St NW
Pinhook Creek
Woodson St NW
Feed & Seed

Simple Ingredients, Northern Italian Influence



Lunch: Fast, casual, delicious

Perfect for a downtown environment where a lot of office workers need a place to grab lunch.



Dinner: White tablecloth fine dining

Expect white tablecoths and valet parking. Diners can enjoy fine wine and a full, one, two or six-course meal.

James Beard Semi-finalist Chef: Lee Gregory

Lee has teamed up with Matt and Rahul to bring authentic Italian to Huntsville.

Chef Lee's first restaurant, The Roosevelt, won him James Beard Semi-Finalist status three years in a row. His second restaurant, Southbound, was named "One of America's Best New Restaurants" from Bon Appetit Magazine.


JAMES BEARD FOUNDATION AWARD FOR EXCELLENCE


bon appétit
BEST
NEW
RESTAURANTS!
41

James Beard Semi-Finalist 3X

"Best Chef Mid-Atlantic" three years in a row by The James Beard Foundation.

Bon Appetit Magazine

Bon Appetit recognized Southbound as one of "America's Best New Restaurants" in 2015.

"Restaurant of the Year"

-Style Weekly

"13 Best Restaurants in the South"

- Thrillist

"2014 Restaurant of the Year"

Richmond Magazine's Elby Awards



Photos from Southbound in Richmond, VA (another Lee Gregory restaurant)

Huntsville has Nothing Like Retaggio Yet

There are currently only chain restaurants alongside a few expensive, upscale options.

The restaurant scene in Huntsville is dominated by chains, including the only two Italian options: Olive Garden and Carrabba's. Then there are a handful of restaurants on the other side of the spectrum, serving seafood and high end American. There's a hole in the restaurant market waiting to be filled by something like Retaggio, a casual yet premium Italian eatery.

Olive Garden
ITALIAN KITCHEN

CARRABBA'S
ITALIAN GRILL

Poor Quality Chains

RETAGGIO
Trattoria De Italiano

Classic, Fresh Italian

COMMERCE KITCHEN

Cotton Row
RESTAURANT

HUMPHREY'S
BAR & GRILL

Expensive American

Our Journey So Far

We're working fast, building a restaurant dreamteam and a menu to remember.

The idea was hatched Fall 2016. The property established last month. Our founder Rahul, an experienced developer, will have the building complete by spring of next year, and Retaggio will open to the public just in time for the summer rush.

July 2016

Chef Lee Visits Huntsville, AL

Lee Gregory flys to Huntsville to visit his good friend Rahul Arora and check out the restaurant scene in town.

August 2016



Chef Lee Commits to Retaggio

After a sold out guest appearance at the Original Public House, Chef Lee commits to building Retaggio in Huntsville.

November 2016

Site Search

Lee, Matt, and Rahul scour Huntsville for the ideal location.

January 2017



Site found: 127 Holmes Ave NW. Huntsville, AL. 35801

February 2017

Site Purchased

Rahul Arora purchases the building site as part owner and lead developer. Retaggio incorporated.

March 2017

LIVE Fundraise for Retaggio

In the first ever LIVE fundraise for Regulation Crowdfunding, Retaggio seeks to raise the funds necessary to launch the restaurant, buy equipment, and cover expenses during the first months of business.

June 2017



Break ground

Construction begins this summer for the three story building that will house Retaggio.

April 2018

Building Complete

127 Holmes will be completed Spring 2018.

July 2018

Retaggio Opens!

Fresh food, busy kitchen, long lines—we're hosting a party and hope everyone in Huntsville will stop by for a taste.

Experienced Restarateurs

This isn't out first rodeo. You may know some of our other local restaurants:

OTBX OLD TOWN BEER EXCHANGE

"Best bar in Alabama"

-CraftBeer.com

the original public house

"Top 8 places to eat in Huntsville."

-AL.com

beauregard's wings

Best Wings in Huntsville 2013, 2014, 2015

MEET THE FOUNDERS



Rahul Arora

Developer / Director

Rahul has been part of the executive, ownership, or board member teams for 22 different startups in the retail and restaurant industry, general contractors, real estate, and industrial manufacturing.



Matt Fowler

Managing Partner

In 1998, Matt built an Internet based MLS system that was licensed to 25+ cities in the US and Canada. In 2011, Solid Earth developed 'Spring' a system now used by large real estate brands in the US.

AND THE REST OF THE TEAM



Lee Gregory

Head Chef

South Carolina native Chef Lee Gregory heads The Roosevelt and Southbound. Honored as a semi-finalist for the James Beard Award three years in a row.

DETAILS

What is Retaggio? ^

– COLLAPSE ALL

We teamed with a three time James Beard winning chef Lee Gregory to bring high quality Italian dining to downtown Huntsville. Our strategy is to do fast-casual Italian at lunchtime, and then transition to fine dining at around 4-5PM. So, it'll be a place that you can go in and get something quick at lunch; perfect for a downtown environment where a lot of office workers need a place to grab lunch. Then, at night, we'll transition to a nicer menu with white tablecloths and valet parking. It's one of those places where people can come, and they don't feel like they're in a hurry to get in and out. They can come and just have a good time, have a couple bottles of wine, and have a full, one, two or six-course meal.

What inspired your vision for Retaggio? ^

We like to go out to eat. We're enthusiastic consumers of fine restaurants. Here in Huntsville, we have a couple of great places, but there are no fine dining Italian restaurants . When you say, "We're gonna go out for Italian. What do you have?" The answers that follow just make our case for the need for a real Italian restaurant. We've been successful with our hospitality concepts, and we wanted to do another one. We thought that the best format for that, given the competitive environment right now, would be a really well-executed Italian restaurant.

What is the restaurant scene like in Huntsville right now? ^

Huntsville's got a lot of chain restaurants; a lot of them. We only have two options for Italian though, Olive Garden and Carrabba's. We would be positioning ourselves between the casual dining, which is below the radar, and Humphreys and Commerce Kitchen. It's not quite upscale there. Then there's Cotton Row, which is just good quality American food. They style themselves as a "bar and the tables" fine dining, and are in the four dollar sign range, $30 entrees. It's also really small.

The restaurant scene here is dominated by chains, primarily because Huntsville is dominated by engineering. So, this town is very well known for its uber geeky community. Huntsville has the highest number of engineers per capita in the country. For many years there were no really fine dining options; you've got a steakhouse or two. Huntsville has a growing professional class, and more importantly, a growing millennial community.

Just to touch on what's really going on downtown, there are about five hotels that are either new or under construction inside the entertainment district. That community also has 400 apartment units that just opened. Just watching the growth in night time activity and hospitality There's an office building under construction a block away from our projected location. There's a 237-unit apartment complex that opened immediately across the street. There are about six restaurants open for lunch to cater to all of these people, and most of them are of sub-par quality.

Is there anything else in the works surrounding Retaggio?

Raul is in the process of relocating one of his successful restaurants into the zone, and we're going to open up another one to execute all the Italian concepts. This is going to be a destination spot downtown. I'm actually doing a whole new development on that site. Right now, what we've got locked down is the Italian restaurant, my southern-inspired restaurant, and then we're doing a rooftop bar; this venue will be the only one like it in Huntsville, and will be in a truly prime spot.

We are also in talks with Starbucks. We have the only drive-through in downtown Huntsville, and they are very interested in being apart of our site. This is going to be transformational for downtown Huntsville, because it's truly going to be a destination spot. When people are thinking about having something good, they're going to be thinking about coming to our site. We will be coming up with a cool name that the whole building will be working under.

Will you actually own the site?

I'm (Raul) just a developer. I have an investor who's technically going to own everything as far as the building is concerned. Matt and I are going to do the Italian restaurant, and I'm doing the southern restaurant.

Talk about your chef.

Lee Gregory will actually be the chef for both restaurants, so they will be branded for him. Lee and I have known each other since we were 10 years old. We grew up together in South Carolina. He went off to college and then went to Johnson and Wells, in Virginia Beach, for culinary school. When he graduated, he worked for chefs all throughout the mid-Atlantic, mostly in the Richmond, Virginia area. In 2010/2011, he opened up his first restaurant called The Roosevelt. There he was awarded the James Beard Award three years in a row. In 2015 he opened up another restaurant, called Southbound, with another chef friend of his in Richmond. He's been showcased by Bon Appetit Magazine. Southbound actually won One of America's Best New Restaurants with Bon Appetit Magazine.

What is Retaggio's cash flow?

As of February 28, 2017 – there was $740.00 in the bank account.Current Burn Rate is around $3000 - $5000 per month. We have the capacity to self-finance our operations if minimum capital requirements per this offering are not met.

How big will the space be?

Right now, it's about 3,200 feet. We are planning on having a Chef's table in the kitchen, to give it a more Italian feel. We also hope to have a galley style kitchen so that those dining at Retaggio will be able to see into the kitchen; see the pasta being made fresh. It will also have a high-end bar and a few tables outside on the small patios.

The whole space will be a three story building with Retaggio on the first floor and office space on the remaining two floors, and then a single story building directly next to the three story that will house the southern restaurant, the potential Starbuck's site, and the rooftop bar.

What will the average entree cost approximately, and how many other restaurants fall into the same price point?

We are still working that out, but I think we're probably going to be in the $25 to $30 range. We're targeting the upper end of the fine-dining experience in Huntsville right now. We think that price will be competitive, but, since we're brand new, we're going to strategically come in a little below their top plate prices until we've established a clientele. We will also have a lunch option which will be less expensive.

I would say there are four other restaurants in the same price range; Grill 29, which is 10 miles from downtown, The Bottle, Roots Chris, and Cotton Row. It is definitely an underserved market for sure.

What are the food costs and the general margin for this type of restaurant?

For Italian, your margins are actually really, really good. We believe from 20-25% is our target for food costs. That's because we're making our pasta in house. We're making our sauces in house. We're using fresh tomatoes to make our sauce. We're not buying tomato sauce out of a can or bottle to do what we're doing. If definitely helps lower your cost, but it does also drive up your labor cost a little bit. We have to make food to be between 20% and 25%, and labor to be about 25%. Then, the rest is just gross margins. We've done some projections with what we know, based on my restaurant experience and what we've gathered from other restaurants in town that we talked to, just to make sure that the metrics are somewhat similar, and they are.

What is the basic timeline until Retaggio opens?

We have to get the site demoed, which should take about two weeks. After that, will be the construction of the three-story structure, the single-story structure and the rooftop. That should take about eight to nine months. Since I'm the developer and I'm going to be going to the restaurants, plus the rooftop, plus three of the units myself, I'll be able to expedite the interior work on the buildout, while we're doing the construction for the main part. The buildout should take another 8 to 12 weeks, which is pretty quick for a restaurant. My personal goal is to be open between St. Patrick's Day and Tax Day.

What are your plans for marketing?

Just to give you an example, we use social media really heavily. I own Public House here in town, and before we even opened, we had 7,000 Facebook Likes. Currently, we have the most number of Likes of any local restaurant in Huntsville; I think we are at 18,000 or 19,000 Likes. So, we use social media really heavily. We'll piggyback off all the people that Liked our sister restaurants and start promoting the new restaurants that we're going to be opening. That has worked well, so social media is the key.

Of course, word-of-mouth is key. American Express tracks their customers and sees where they go and how often they repeat where they go. In Huntsville, we won the 2017 award for Card Member Favorite. It's basically a program that recognizes merchants and where their card members visit over and over again every year. It means we were one of the top locations for repeat business. That will be something that we promote.

It's good if we can cross-market, also. Matt owns the Old Time Beer Exchange, which is going to be literally down the street from this development, not even two blocks away, so we can cross-market with them. We can cross-market my other brands as well. That's how we build a buzz.

What do you think will keep Retaggio taking reservations beyond the five or 10 year mark? ^

The difference between being a sustainable restaurant and being just a fly by night restaurant is the willingness of the owners of the restaurant or the chef to want to remain relevant and do things to stay relevant and stay current and focused. That's really important in the restaurant industry. Without that, you really start to lose your customer base, because you become like everything else. The key to staying in business for a long time, especially in fine dining, is to constantly stay fresh, that's why teaming up with somebody like Chef Lee is really important. He has the history and has shown that he has what it takes to stay relevant and stay focused and have a successful restaurant, and in an area where competition is a lot more than we have here.

Richmond, Virginia has several good restaurants; several really good restaurants. So, coming to Huntsville, our chef's job is a little bit easier because there is less competition. Teaming up with somebody like him keeps us in the game and keeps us relevant. It also makes him more imaginative, because he's not stuck in his Richmond ways. He's going to have two restaurants in Huntsville that he's going to have to be thinking about and doing something different for. That keeps him fresh and thinking outside of the box, constantly. All of those things culminate into what I think is a great recipe for success for long-term sustained success.

What keeps you up at night? ^

I (Rahul) don't really let anything keep me up at night. I've been in business for a long time. I came from the manufacturing and the tech world. I went through the Great Recession and came through it just fine. We saw revenues drop 40%, yet our profits increased 20%. Those are the results I try to focus on. I don't let anything get me down. I try to stay focused on all of the positive things and on what needs to be done at the time to make it to the next day and not worry about what could happen. If I worry about what could happen, I open myself up for some negative thoughts that may cloud my current decision making. My mantra is, "Worry about what I have control over and not worry about what I don't have control over".

How did you guys come to work together? ^

I've (Raul) actually known Matt's younger brother, Bill for a number of years. He graduated high school a few years ahead of me. They opened OTBX - Old Time Beer Exchange, here. My office is right across the street, and we just got to talking. He wound up renting space upstairs, so I have the 11th floor and he has the 12th floor. Matt and I got to know each other really well. He and his wife and his family come to the restaurants all the time. He would compliment our restaurant non-stop, always about the quality and consistency of the food. As I got to know him, I realized that he's a serial entrepreneur, kind of like I am, so we had a lot in common. We also realized that we both knew the real need for a good Italian restaurant in Huntsville.

Who is on your team, and what is their experience? ^

My director of operations, Missy Davis, has 30 years experience in the restaurant industry, from working in fine dining across the country, like Vegas, Nashville, Charleston, and South Carolina. She's worked at several really good restaurants with really high-caliber chefs.

I (Raul) got into the restaurant industry in 2013. I went to Missy and said, "Hey. I have this idea for a Irish-meets-the-south restaurant, using all fresh ingredients. Here's the deal...I'm not gonna do it unless you're involved." So, she thought about it for a week or two and then she came back and she said, "I'm in." We opened that restaurant in 2014. Since then, I bought another restaurant group that has been, now, in business for 22 years in Huntsville; we're expanding its brand right now. I came from manufacturing. I was in manufacturing for 13 years. I started in sales and marketing and ended up being the president of the company when we sold it. It was pretty rapid growth.

Matt's been in the software business. He co-founded a company called Solid Earth, and they do mapping and data collection for various MLS groups across the country. They basically manage all of the MLS for Staten Island, Dallas and San Diego. That's what he's done for the past 20 years. He started up OTBX - Old Time Beer Exchange, which is a craft beer bar and shop. They just got voted by Craft Beer Magazine as the best craft beer bar in Alabama. That was pretty huge. That's the kind of high level of success that he's achieved over the years. He's been able to do it with multiple organizations. He's a serial entrepreneur. He's been apart of several successful companies. He's very philanthropic and does a lot for various charities, some he started. Whenever you have a person with that high level of success, you naturally gravitate to them and feed off of them and learn from them, and that's basically what I've done. Matt is a multi-generational resident of Huntsville. His family's been here for years. I don't even know how many generations, but it's several. That's really important because he's got that connection with the community.

Why raise money through crowdfunding?

We wanted to do something different, something that would bring more excitement. We're all about community, and we care about Huntsville. We want the community to feel like they are a part of what we're doing. We could've gone the traditional route, whether it was internal funding or bank funding, but we felt like this would open it up to having a true community feel and allow the people of Huntsville to be apart of it.

ASK A QUESTION

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ASK QUESTION

Chris Beaman about 20 hours ago

How did you come up with the name "Retaggio"?



Matt Fowler Managing Partner FO[illegible] about 7 hours ago

Chris we were kicking around all sorts of names but landed on Retaggio because of the connection to tradition. Retaggio is "heritage" in Italian as in "inheritance" like height or eye color, things that get passed down in family from mother to son, or father to daughter. We like the level of connectedness that the idea imparts and we plan to thread "heritage" through everything we do.

LIKE

Jonathan Barnette about 4 hours ago

Since WeFunder controls the sale on behalf of its investors, and they say that typically happens at a sale or IPO, what is the expected point of investment return for this restaurant? What type of return is possible?

LIKE

RISKS SPECIFIC TO RETAGGIO

1. THE SHARES OF COMMON STOCK (THE "SHARES") OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, ARE HIGHLY SPECULATIVE IN NATURE, AND INVOLVE A SUBSTANTIAL RISK OF LOSS OF A SUBSCRIBER'S TOTAL INVESTMENT IN RETAGGIO'S, INC. (THE "COMPANY"). MANY RISKS ARE BEYOND THE CONTROL OF RETAGGIO'S, AND MANY REPRESENT CONTINGENCIES THAT CANNOT BE RELIABLY ESTIMATED. THE PURCHASE OF THE SECURITIES BEING OFFERED IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT AND CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY WEIGH THE RISK FACTORS INHERENT IN AND APPLICABLE... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Rahul Arora

Entrepreneur

Fresh Food Restaurants Inc • University of Alabama

Huntsville, Alabama • 500+

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During my career, I have been part of the executive, ownership, or board member teams for 22 different start-ups. My start-up experience ranges from retail/restaurant and other service related environments, general contractors, real estate, and heavy/industrial manufacturing. All of these companies are still operational and exist as autonomous entities either under original ownership and structure, or have been sold to investors. I decided to take my expertise to main-street to help existing companies, municipalities and school systems become more efficient and competitive. Our focus is to help entities take things to the next level while reducing their overhead and cost structure and increasing their revenue stream. See less

Experience

Owner and Principal
Fresh Food Restaurants Inc
Dec 2014 – Present • 2 yrs 4 mos • Huntsville, Alabama Area

FFR is the holding company for Andale! Andale! and Beauregards restaurants in the North Alabama area.

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Founder & Principal
The Original Public House, Inc.
Jan 2014 – Present • 3 yrs 3 mos • Huntsville, Alabama Area

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President
Advanced Materials and Research, Inc.
2012 – Present • 5 yrs • Huntsville, Alabama Area

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Owner - Senior Consultant
TMRA Consulting, Inc.
Jan 2009 – Present • 8 yrs 3 mos • Huntsville, Alabama Area

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Home Builder
Ultimate Homes and Remodel Inc.
Jun 2012 – Dec 2014 • 2 yrs 7 mos • Huntsville, Alabama Area

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Education

University of Alabama
B.A., Economics
1999 – 2002

University of Alabama
B.A., Political Science
1999 – 2002

Featured Skills & Endorsements

Start-ups · 46 — **Robert Schromm and 45 connections** have given endorsements for this skill

Management Con... · 37 — **Robert Schromm and 36 connections** have given endorsements for this skill

Business Strategy · 28 — **Jeremy Crews and 27 connections** have given endorsements for this skill

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Recommendations

Received (6) | Given (1)



Eric Artrip
Lawyer at Mastando & Artrip, LLC
March 18, 2013, Eric was a client of Rahul's

Rahul did a great job setting up a new firm for a bunch of non-technical lawyers. We're now a "cloud" firm thanks to him.

Whatever that means, it works.



Harry Lioce
Owner, Interconnect Systems Corp.
September 24, 2012, Rahul was a client of Harry's

Rahul has an impressive operation and manages it with serious aplomb. I found Rahul to be very practical and result oriented. His knowledge of the many facets of business is quite impressive. I would definately recommend Rahul and his company for the services they provide.

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Following

Hill, Fogg, & Associates, PC
27 followers

Decision-Making in Business
2,028 members



Robert Reich
Professor at UC Berkeley
175,533 followers

Worldwide Management Consultants
124,231 members

Global Entrepreneurship Network
7,006 followers

National Renewable Energy Laboratory
46,763 followers

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in

Matt Fowler

Real Estate Tech Executive

Retaggio, Trattoria Di Italiano • Birmingham-Southern College

Huntsville, Alabama • 500+

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Matt has had held positions of increasing responsibility in the real estate industry since starting as an appraiser in 1993 after college. Matt developed automation techniques and strategies for residential real estate app… See more

Matt's Activity

2,364 followers

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"Productive agents work after hours way more than non productive agents" #notshocked

Matt shared


Snap Inc.

Snapbubble / Snapchat parent rockets higher in Wall Street debut

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Yep. We're up there with retsly and coreLogic and our friends at Flexmls feels good to have

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You're Invited! AEgis Technologies and Kongsberg Geospatial are presenting two

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Spring as an example of best-in-class use of APIs. #clareityworkshop

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Nashville: Shaping A Boom Town Into A Smart City

Matt liked

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Experience

Managing Partner

Retaggio, Trattoria Di Italiano

Feb 2017 – Present • 2 mos • Huntsville, Alabama

Media (1)

RETAGGIO
Trattoria De Italiano

Logo

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Director

Systsms.com

Jan 2017 – Present • 3 mos

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Chief Executive Officer

Solid Earth, Inc.

1998 – Present • 19 yrs • Huntsville, Alabama Area

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Co-Founder, Managing Partner

Old Town Beer Exchange LLC

Nov 2014 – Present • 2 yrs 5 mos • 301 East Holmes Avenue Huntsville, AL 35801

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Manager

Fowler-Cope Land Company

Mar 2000 – Present • 17 yrs 1 mo • Huntsville, AL

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Education

Birmingham-Southern College
Bachelor of Arts (BA), Foreign Service / Economics
1983 – 1988
Activities and Societies: Presidential Scholar, Theta Chi Fraternity

I received a BA in Foreign Service and Economics from BSC. The degree is a personalized plan of study designed to prepare graduates for the State Department's Foreign Service Examination for entry into the Foreign Service. Consisting of four minors plus a specialization, it was a great way to combine Political Science, History, Language and Economics into one degree. My specialization was Economics and my language was Russian. The program also included internships at the UN in New York, the State Department in Washington DC and study abroad in Russia, The Ukraine, Czechoslovakia and Bulgaria.

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London School of Economics and Political Science
Summer Semester, Political Economy of the EU
1986 – 1986

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Huntsville High
1979 – 1983

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Volunteering Experience & Causes

Board Chair
Lincoln Village Preservation Corp
Feb 2014 – Present • 3 yrs 2 mos
Civil Rights and Social Action

Our story begins in 2002, after being invited into a home of a mother and a little girl who lived in the Lincoln Mill Village area of Huntsville, Alabama. Here, just a few miles from some of the most expensive real estate in the city, this mother and daughter survived without electricity or running water. It is a place that will forever change the course of history. This ministry is a beautiful, unfolding story of the love and hope of Jesus Christ. We invite you to see for yourself what happens here. Just like our first encounter, may your eyes be opened…

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Founder
Village Marketplace
Jan 2012 – Present • 5 yrs 3 mos
Poverty Alleviation

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Past Chair
Randolph School
Jun 2009 – Jun 2016 • 7 yrs 1 mo
Education

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Featured Skills & Endorsements

Start-ups · 99+

Imani Barton and 99+ connections have given endorsements for this skill

Real Estate · 99+

Imani Barton and 99+ connections have given endorsements for this skill

Strategic Planning · 99+

Juli Pleitner and 99+ connections have given endorsements for this skill

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Recommendations

Received (5) Given (6)



Andrew Sims
Chief Executive Officer at Dayton Area Board of REALTORS
April 16, 2016, Andrew was a client of Matt's

We loved working with Matt and the entire team at Solid Earth. Matt is always quick to help our MLS discover and consider new ideas and technologies. When you're working with a service vendor, you want them to push your business as high as it will go. Matt is that vendor to our MLS and is always willing to assist us not only when there are issues, but also when there are new features to launch.



Charles V Lanza
BROKER/REALTOR at Keller Williams Realty Huntsville
December 29, 2014, Charles V was a client of Matt's

MATT ,
YOU HAVE DONE A FANTASTIC JOB WITH " SOLID EARTH " ,PARAGON IS NOT USER FRIEDLY , REALTOR`S CAN`T STAND IT , I KNOW YOUR DAD , BILL FOWLER , WOULD BE PROUD OF YOU ,

CHARLES LANZA

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Accomplishments

6 **Projects**
Real Estate Search Portal for: MetroTex/Dallas

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4 **Courses**

MapBasic

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4 **Honors & Awards**

Inc 500

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3 **Languages**

English

Native or bilingual proficiency

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1 **Certification**

Duolingo Portuguese Fluency: Beginner (Estimated)

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1 **Patent**

System and Method for Governing Data Entry Into Network Data Base by Multiple Entries Having Varying Data Requirements

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1 **Publication**

Fowler on Alabama Real Estate: "May You Live In Interesting Times"

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